As filed with the Securities and Exchange Commission on February 21, 2014

Registration No. 333-53463	Registration No. 333-69631
Registration No. 333-86441	Registration No. 333-40822
Registration No. 333-61576	Registration No. 333-66388
Registration No. 333-103066	Registration No. 333-108230
Registration No. 333-132668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-53463)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-69631)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-86441)
Post-Effective Amendment No. 2 to Form S-8 (Registration No. 333-40822)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-61576)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-66388)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-103066)
Post-Effective Amendment No. 2 to Form S-8 (Registration No. 333-108230)
Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-132668)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0138960 (I.R.S. Employer Identification No.)

741 Calle Carga Camarillo, CA (Address of principal executive offices)	93012 (Zip Code)

Vitesse Semiconductor Corporation 1991 Stock Option Plan
Vitesse Semiconductor Corporation 1991 Directors’ Stock Option Plan
Vitesse Semiconductor Corporation 1991 Employee Stock Purchase Plan
Vermont Scientific Technologies, Inc. 1998 Stock Option Plan
XaQti Corporation 1996 Stock Plan, as amended November 1998
Orologic, Inc. 1997 Stock Plan
SiTera Incorporated 1996 Amended & Restated Equity Incentive Plan
KSA Holdings Trust Stock Option Plan
Vitesse Semiconductor Corporation Option Agreement with Certain Employees
Offers to Acquire Fractional Shares of ht-Mikroelektronik GmbH
Versatile Optical Networks, Inc. 2000 Stock Plan
APT Technologies, Inc. 2002 Stock Plan
Multilink Technology Corporation 1998 Stock Option Plan
Multilink Technology Corporation 1999 Stock Option Plan
Multilink Technology Corporation 2000 Stock Incentive Plan

(Full title of the plans)

Christopher R. Gardner

Chief Executive Officer

Vitesse Semiconductor Corporation

4721 Calle Carga

Camarillo, California 93012

(Name and address of agent for service)

(805) 388-3700

(Telephone number, including area code, of agent for service)

Copy to:

John McIlvery, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller” reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Explanatory Note

Vitesse Semiconductor Corporation, or the Company, hereby amends the following Registration Statements on Form S-8 to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statements:

1.                                      Registration Statement on Form S-8 (Registration No. 333-53463) filed on May 22, 1998;

2.                                      Registration Statement on Form S-8 (Registration No. 333-69631) filed on December 23, 1998;

3.                                      Registration Statement on Form S-8 (Registration No. 333-86441) filed on September 2, 1999;

4.                                      Registration Statement on Form S-8 (Registration No. 333-40822) filed on July 5, 2000;

5.                                      Registration Statement on Form S-8 (Registration No. 333-61576) filed on May 24, 2001;

6.                                      Registration Statement on Form S-8 (Registration No. 333-66388) filed on July 31, 2001;

7.                                      Registration Statement on Form S-8 (Registration No. 333-103066) filed on February 10, 2003;

8.                                      Registration Statement on Form S-8 (Registration No. 333-108230) filed on August 26, 2003;

9.                                      Registration Statement on Form S-8 (Registration No. 333-132668) filed on March 23, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on February 21, 2014.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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